Exhibit 99.1
Bank of America/Merrill Lynch Power and Gas Leaders Conference Edward R. Muller Chairman and CEO September 20, 2011 Morgantown Generating Station Charles County, MD

Safe Harbor Statement 2 Forward-Looking Statements This presentation and any related oral remarks contain statements, estimates and projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. In some cases, one can identify forward-looking statements by terminology such as "will," "expect," "estimate," "think," "impact," "effect," "decline," "increase," "benefits," "plan," "project" or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: legislative and regulatory initiatives or changes affecting the electric industry; changes in, or changes in the application of, environmental or other laws and regulations; failure of our generating facilities to perform as expected, including outages for unscheduled maintenance or repair; changes in market conditions or the entry of additional competition in our markets; the ability to integrate successfully the businesses following the merger and realize cost savings and any other synergies; and those factors contained in our periodic reports filed with the SEC, including in the "Risk Factors" section of our most recent Annual Report on Form 10-K. The forward-looking information in this document and any related oral remarks are given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the Investor Relations page of our web site at www.genon.com.

GenOn Today

GenOn Today Merger integration continuing smoothly Increasing annual merger cost savings to $160 million/year starting in January 2012 Achieved 77% through July 2011 Adequate liquidity Hedging to reduce volatility Uncertainty about environmental regulations Pricing of electricity affected by weak economy 4

GenOn Going Forward

GenOn Going Forward CSAPR will be a net negative to GenOn HAP-MACT will be a net benefit to GenOn GenOn will benefit when the economy improves 6

Cross-State Air Pollution Rule CSAPR adds cost without commensurate benefit, a net detriment to GenOn CSAPR may be a positive to adjusted EBITDA initially because of expected excess credits, but a negative thereafter GenOn has petitioned to stay and overturn CSAPR 7 CSAPR will be a net negative to GenOn

HAP-MACT CSAPR impact is mitigated when HAP-MACT takes effect HAP-MACT will result in: Capital expenditures for environmental controls Industry retirements, including some GenOn units EPA estimates 10 GWs Industry and analysts estimate 30 - 80 GWs Reduced supply Reserve margins decline 8 (CHART) Impact to 2011 Total PJM Reserve Margin (assuming 9 - 22 GWs coal capacity retire in PJM at once) 9 - 17% 23%

HAP-MACT (cont'd) Higher prices Capacity prices increase toward PJM's Cost of New Entry (Net CONE) 9 HAP-MACT will be a net benefit to GenOn (CHART) (CHART) (CHART) Impact to 2010 U.S. Fuel Burns (assuming 30-80 GWs coal capacity retire in the U.S.) Gas (BCFD) Coal (annual MM tons) 1.9 - 5.75 33 - 104 9 - 26% Gas-coal spread expands

10 GenOn will invest only if expected return exceeds cost of capital Assuming higher power prices, expect investments for environmental controls for generating units of ~$565 - $700 million over the next 8 years Primarily SCRs & water projects If prices do not improve from current 2012 price levels, expect investments for environmental controls for generating units of ~$0 - $135 million If market power prices improve even more, additional investments could become economic Disciplined Capital Investment Approach If valuing GenOn assuming capital expenditures of ~$565 - $700 million and current 2012 price levels, GenOn is undervalued

Summary CSAPR will be a net negative to GenOn HAP-MACT will be a net benefit to GenOn CSAPR and HAP-MACT together will be a net benefit to GenOn GenOn will invest in environmental controls only when the expected return is greater than the cost of capital Forecasted ~$565 - $700 million in capital expenditures assumes power prices increase above current 2012 levels 11